CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam Target Date Funds of our report dated October 16, 2024, relating to the financial statements and financial highlights of Putnam Retirement Advantage Maturity Fund and Putnam Retirement Advantage 2025 Fund, which appear in Putnam Target Date Funds’ Certified Shareholder Report on Form N-CSR for the year ended August 31, 2024.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2025